EXHIBIT 99.1

News Release

CONTACT

Larry Adeleye AVP/Director, Treasury and Finance 614.917.5108 F 614.887.1074 Larry.Adeley@StateAuto.com	Kyle Anderson AVP/Director of Corporate Communication 614.971.5497 M 614.477.5301 Kyle.Anderson@StateAuto.com

State Auto Financial reports first quarter 2013 results

•	Quarterly income of $0.49 per share

•	Quarterly GAAP combined ratio of 100.2

•	Return on equity of 4.3%

•	Book value per share of $18.96

Columbus, Ohio (April 30, 2013) – State Auto Financial Corporation (Nasdaq:STFC) today reported first quarter 2013 net income of $19.7 million, or $0.49 per diluted share, versus a net loss of $2.0 million, or $0.05 per diluted share, for the first quarter of 2012. Net income from operations1 per diluted share for the first quarter 2013 was $0.38 versus net loss from operations1 of $0.16 for the same 2012 period.

STFC’s GAAP combined ratio for the first quarter 2013 was 100.2 versus 109.4 for the first quarter of 2012. Catastrophe losses, net of reinsurance recoveries, for the first quarter 2013 accounted for 1.7 points of the 66.2 total loss ratio points, or $4.6 million, versus 7.8 points of the total 75.0 loss ratio points, or $20.0 million, for the same period in 2012.

The State Auto Group’s homeowners quota share reinsurance arrangement increased STFC’s underwriting loss for the first quarter of 2013 by $12.9 million or 4.2 points on the combined ratio. Pursuant to this arrangement, STFC ceded $37.9 million of written premium, $45.3 million of earned premium, $2.0 million of catastrophe losses and $17.3 million of non-catastrophe losses, and recognized $13.1 million of ceded commissions. This cession decreased STFC’s overall catastrophe loss ratio 0.5 points, increased the overall non-catastrophe loss ratio 3.9 points and increased the overall expense ratio 0.8 points.

Net written premium for the first quarter of 2013 increased 0.2% over the same period in 2012. By segment, net written premium for the first quarter of 2013 increased 1.3% and 14.9% for personal and business insurance segments, respectively, and decreased 18.5% for specialty insurance segment from the same period in 2012. Personal insurance segment growth was driven by price. Business insurance segment growth was principally driven by higher average new business premium, increased renewal pricing and a recovering economy. The specialty insurance segment decline was due to the termination of several programs written through our former RED unit during 2012.

STFC’s book value was $18.96 per share as of March 31, 2013, an increase of $0.74 per share from STFC’s book value on Dec. 31, 2012. Book value per share as of March 31, 2013, included a reduction of $2.24 for a deferred tax asset valuation allowance. Return on stockholders’ equity for the twelve months ended March 31, 2013, was 4.3% compared to negative 22.3% for the twelve months ended March 31, 2012.

STFC President and CEO Bob Restrepo commented on the quarter as follows:

“State Auto Financial Corporation begins 2013 with a strong quarter and improving fundamentals. Our 100.2 combined ratio was substantially better than the first quarter 2012. Improvement came from more normal catastrophe experience, continued runoff of the former RED unit, and price increases in all segments and all lines. Our homeowners quota share treaty inflated the non-catastrophe combined ratio, but setting aside this impact and RED runoff, our underlying combined ratio for the quarter was 94.02.

“Good results in personal insurance reflect better weather and substantially improved ex-catastrophe homeowner loss ratios. We continue to get mid-single digit price increases for personal auto, but results did not improve as much as planned due to elevated PIP loss costs. As our pricing actions earn out, we expect improvements in the very important personal auto line.

“Business insurance results improved substantially. Along with lower catastrophe losses, prices increased 7.1% for the quarter, with expected annualized increases in the 8-10% range. Coupled with 2012 price actions, we expect solid ex-catastrophe loss ratio improvement for the business insurance segment.

“Specialty results were disproportionately affected by the RED runoff. The largest terminated program completed runoff in the first quarter so the RED impact in future quarters will diminish. Excluding RED, specialty produced excellent results in our excess and surplus and workers compensation lines.

“Our expense ratio improved modestly and unallocated loss adjustment expenses improved 0.8 points with more normal catastrophe experience.

“Our strong earnings helped increase book value by over 4% since year end 2012. Book value remains suppressed by the deferred tax asset valuation allowance. Without the allowance, book value increased to $21.20. Return on equity trends are also improving as we remain committed to achieving double-digit returns.”

State Auto Financial Corporation, headquartered in Columbus, Ohio, is a super regional property and casualty insurance holding company and is proud to be a Trusted Choice® company partner. STFC stock is traded on the NASDAQ Global Select Market, which is a segment of the NASDAQ Global Market with the highest initial listing standards of any exchange in the world.

The insurance subsidiaries of State Auto Financial Corporation are part of the State Auto Group. The State Auto Group markets its insurance products throughout the United States, through independent insurance agencies, which include retail agencies and wholesale brokers. The State Auto Group is rated A (Excellent) by the A.M. Best Company and includes State Automobile Mutual, State Auto Property & Casualty, State Auto Ohio, State Auto Wisconsin, Milbank, Meridian Security, Meridian Citizens Mutual, Patrons Mutual, Rockhill Insurance, Plaza Insurance, American Compensation and Bloomington Compensation. Additional information on State Auto Financial Corporation and the State Auto Insurance Companies can be found online at http://www.StateAuto.com/STFC.

[1]

Net income (loss) from operations, a non-GAAP financial measure which management believes is informative to Company management and investors, differs from GAAP net income (loss) only by the exclusion of realized capital gains and (losses), net of applicable taxes, on investment activity for the periods being reported. For STFC, this amounted to income of $0.11 per diluted share for the first quarter 2013 versus income of $0.11 per diluted share for the same 2012 period.

[2]

Represents a non-GAAP financial measure as to the first quarter 2013 combined ratio. A reconciliation of the difference between this non-GAAP financial measure with the most directly comparable GAAP financial measure is included in Schedule 3 that is part of this release.

STFC has scheduled a conference call with interested investors for Tuesday, April 30, at 11 a.m. ET to discuss the company’s first quarter 2013 performance. Live and archived broadcasts of the call can be accessed at http://www.StateAuto.com/STFC. A replay of the call can be heard beginning at noon, April 30, by calling 888-566-0650. Supplemental schedules detailing the company’s first quarter 2013 financial, sales and underwriting results are made available on http://www.StateAuto.com/STFC prior to the conference call.

* * * * * *

Except for historical information, all other information in this news release consists of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. The most significant of these uncertainties are described in State Auto Financial’s Form 10-K and Form 10-Q reports and exhibits to those reports, and include (but are not limited to) legislative changes at both the state and federal level, state and federal regulatory rule making promulgations and adjudications, class action litigation involving the insurance industry and judicial decisions affecting claims, policy coverages and the general costs of doing business, the impact of competition on products and pricing, inflation in the costs of the products and services insurance pays for, product development, geographic spread of risk, weather and weather-related events, and other types of catastrophic events. State Auto Financial undertakes no obligation to update or revise any forward-looking statements.

STATE AUTO FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(unaudited)

	Three Months Ended March 31
(In millions, except per share amounts)	2013	2012
Net premiums written	$263.7	$263.3

Earned premiums	261.3	254.9
Net investment income	16.9	17.5
Net realized gain on investments	6.7	7.1
Other income	0.4	0.8

Total revenue	285.3	280.3

Income (loss) before federal income taxes	20.0	(2.0)
Federal income tax expense	0.3	—

Net income (loss)	$19.7	$(2.0)

Earnings (loss) per common share:
- basic	$0.49	$(0.05)
- diluted	$0.49	$(0.05)
Earnings (loss) per share from operations (A):
- basic	$0.38	$(0.16)
- diluted	$0.38	$(0.16)
Weighted average shares outstanding:
- basic	40.5	40.3
- diluted	40.7	40.3
Return on equity (LTM)	4.3%	-22.3%
Book value per share	$18.96	$18.16
Dividends paid per share	$0.10	$0.15
Total shares outstanding	40.5	40.3
GAAP ratios:
Cat loss and ALAE ratio	1.7	7.8
Non-cat loss and LAE ratio	64.5	67.2

Loss and LAE ratio	66.2	75.0
Expense ratio	34.0	34.4

Combined ratio	100.2	109.4

(A) Reconciliation of non-GAAP financial measure:
Net income (loss) from operations:
Net income (loss)	$19.7	$(2.0)
Less net realized gain on investments, less applicable federal income taxes	4.4	4.6

Net income (loss) from operations	$15.3	$(6.6)

Schedule 1

STATE AUTO FINANCIAL CORPORATION AND SUBSIDIARIES

RECONCILIATION OF HO QS ARRANGEMENT CESSION

(unaudited)

The following table sets forth a reconciliation of the HO QS Arrangement cession on the Company's overall results and key performance indicators on a pro forma GAAP basis as if the HO QS Arrangement had not been in effect for the three months ended March 31, 2013 and 2012.

	GAAP HO QS Arrangement Cession—Overall Results
	Three Months Ended March 31, 2013			Three Months Ended March 31, 2012
($ millions)	As Reported	HO QS Cession	Pro Forma without HO QS Cession	As Reported	HO QS Cession	Pro Forma without HO QS Cession
Earned Premiums	$261.3	$45.3	$306.6	$254.9	$41.7	$296.6
Losses and LAE Incurred:
Cat loss and ALAE	4.6	2.0	6.6	20.0	17.4	37.4
Non-cat loss and LAE	168.4	17.3	185.7	171.3	19.3	190.6

Loss and LAE	173.0	19.3	192.3	191.3	36.7	228.0
Acquisition and operating expenses	88.8	13.1	101.9	87.6	12.1	99.7

Net underwriting (loss) gain	(0.5)	12.9	12.4	(24.0)	(7.1)	(31.1)

Cat loss and ALAE ratio	1.7%	4.4%	2.2%	7.8%	41.7%	12.6%
Non-cat loss and LAE ratio	64.5%	38.2%	60.6%	67.2%	46.3%	64.3%

Loss and LAE ratio	66.2%	42.6%	62.8%	75.0%	88.0%	76.9%
Expense ratio	34.0%	29.0%	33.2%	34.4%	29.0%	33.6%

Combined ratio	100.2%	71.6%	96.0%	109.4%	117.0%	110.5%

Schedule 2

STATE AUTO FINANCIAL CORPORATION AND SUBSIDIARIES

RECONCILIATION OF RED UNDERWRITING RESULTS

(unaudited)

The following table sets forth a reconciliation of the former RED unit's underwriting results on the Company's overall results and key performance indicators on a pro forma GAAP basis as if the RED results had been excluded for the three months ended March 31, 2013 and 2012.

	GAAP Former RED Unit Underwriting Results—Overall Results
	Three Months Ended March 31, 2013			Three Months Ended March 31, 2012
($ millions)	As Reported	RED	Pro Forma without RED	As Reported	RED	Pro Forma without RED
Earned Premiums	$261.3	$11.1	$250.2	$254.9	$28.6	$226.3
Losses and LAE Incurred:
Cat loss and ALAE	4.6	(0.2)	$4.8	20.0	—	$20.0
Non-cat loss and LAE	168.4	13.2	$155.2	171.3	26.3	$145.0

Loss and LAE	173.0	13.0	160.0	191.3	26.3	165.0
Acquisition and operating expenses	88.8	3.6	$85.2	87.6	11.5	$76.1

Net underwriting (loss) gain	(0.5)	(5.5)	5.0	(24.0)	(9.2)	(14.8)

Cat loss and ALAE ratio	1.7%	-1.8%	1.9%	7.8%	0.0%	8.8%
Non-cat loss and LAE ratio	64.5%	118.9%	62.0%	67.2%	92.0%	64.1%

Loss and LAE ratio	66.2%	117.1%	63.9%	75.0%	92.0%	72.9%
Expense ratio	34.0%	32.4%	34.1%	34.4%	40.2%	33.6%

Combined ratio	100.2%	149.5%	98.0%	109.4%	132.2%	106.5%

Schedule 3

STATE AUTO FINANCIAL CORPORATION AND SUBSIDIARIES

RECONCILIATION OF RED UNDERWRITING RESULTS AND HO QS ARRANGEMENT CESSION

(unaudited)

The following table sets forth a reconciliation of the former RED unit's underwriting results and the HO QS Arrangement cession on the Company's overall results and key performance indicators on a pro forma GAAP basis as if the RED results had been excluded and the HO QS Arrangement had not been in effect for the three months ended March 31, 2013 and 2012.

	Three Months Ended March 31, 2013
($ millions)	As Reported	RED	Pro Forma without RED	HO QS Cession	Pro Forma without RED and HO QS Cession
Earned Premiums	$261.3	$11.1	$250.2	$45.3	$295.5
Losses and LAE Incurred:
Cat loss and ALAE	4.6	(0.2)	$4.8	2.0	6.8
Non-cat loss and LAE	168.4	13.2	$155.2	17.3	172.5

Loss and LAE	173.0	13.0	160.0	19.3	179.3
Acquisition and operating expenses	88.8	3.6	$85.2	13.1	98.3

Net underwriting (loss) gain	(0.5)	(5.5)	5.0	12.9	17.9

Cat loss and ALAE ratio	1.7%	-1.8%	1.9%	4.4%	2.3%
Non-cat loss and LAE ratio	64.5%	118.9%	62.0%	38.2%	58.4%

Loss and LAE ratio	66.2%	117.1%	63.9%	42.6%	60.7%
Expense ratio	34.0%	32.4%	34.1%	29.0%	33.3%

Combined ratio	100.2%	149.5%	98.0%	71.6%	94.0%

	Three Months Ended March 31, 2012
($ millions)	As Reported	RED	Pro Forma without RED	HO QS Cession	Pro Forma without RED and HO QS Cession
Earned Premiums	$254.9	$28.6	$226.3	$41.7	$268.0
Losses and LAE Incurred:
Cat loss and ALAE	20.0	—	20.0	17.4	37.4
Non-cat loss and LAE	171.3	26.3	145.0	19.3	164.3

Loss and LAE	191.3	26.3	165.0	36.7	201.7
Acquisition and operating expenses	87.6	11.5	76.1	12.1	88.2

Net underwriting loss	(24.0)	(9.2)	(14.8)	(7.1)	(21.9)

Cat loss and ALAE ratio	7.8%	0.0%	8.8%	41.7%	14.0%
Non-cat loss and LAE ratio	67.2%	92.0%	64.1%	46.3%	61.3%

Loss and LAE ratio	75.0%	92.0%	72.9%	88.0%	75.3%
Expense ratio	34.4%	40.2%	33.6%	29.0%	32.9%

Combined ratio	109.4%	132.2%	106.5%	117.0%	108.2%